Exhibit 32.2

I, Michael A. Lesisko, Chief Financial Officer, of Univec, Inc., certify, pursuant to 18 U.S.C. 1350, as enacted by 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-KSB for the annual period ended December 31, 2003 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Univec, Inc.


Dated: May 12, 2004

                                     By: /s/ Michael A. Lesisko
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                                     Michael A. Lesisko, Chief financial Officer